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       As filed with the Securities and Exchange Commission on March 17, 1999
                                                      Registration No. 333-63309
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        VIRGINIA CAPITAL BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         VIRGINIA                          6035                 54-1913168
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                                400 GEORGE STREET
                         FREDERICKSBURG, VIRGINIA 22404
                                 (540) 899-5500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             SAMUEL C. HARDING, JR.
                                    PRESIDENT
                           FREDERICKSBURG SAVINGS BANK
                                400 GEORGE STREET
                         FREDERICKSBURG, VIRGINIA 22404
                                 (540) 899-5500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                         JOSEPH A. MULDOON, JR., ESQUIRE
                           LORI M. BERESFORD, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840










                 SALE TO THE PUBLIC CONCLUDED DECEMBER 23, 1998


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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering  3,678,048  shares of the $.01 par value Common Stock (the "Common
Stock")  of  Virginia  Capital  Bancshares,   Inc.  (the  "Company")  heretofore
registered and offered pursuant to the terms of the Prospectus dated November 9, 1998 (the "Prospectus"). The remaining 11,404,800 shares registered pursuant to this Registration Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.



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CONFORMED
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fredericksburg, Commonwealth of Virginia, on March 17, 1999.

VIRGINIA CAPITAL BANCSHARES, INC.

By:   /s/ Samuel C. Harding, Jr.
      ---------------------------
      Samuel C. Harding, Jr.
      President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Title                            Date
    ----                        -----                            ----

/s/ Samuel C. Harding, Jr.      President and Director       March 17, 1999
----------------------------    (principal executive
Samuel C. Harding, Jr.          officer)



/s/ Peggy J. Newman             Executive Vice President,    March 17, 1999
----------------------------    Secretary and Director
Peggy J. Newman                 (principal accounting
                                and financial officer)


          *                     Chairman of the Board
----------------------------
H. Smith McKann


          *                     Vice Chairman of the Board
----------------------------
Ronald G. Beck


          *                     Director
----------------------------
William M. Anderson, Jr.


          *                     Director
----------------------------
O'Conor Ashby


          *                     Director
----------------------------
Ernest N. Donahoe, Jr.


          *                     Director
----------------------------
DuVal Q. Hicks, Jr.


          *                     Director
----------------------------
Charles S. Rowe


--------------------
*Pursuant to a Power of Attorney  dated  September 11, 1998 and filed as Exhibit
24.1 to the Registration Statement on Form S-1 of Virginia Capital Bancshares, Inc. on September 11, 1998.

/s/ Samuel C. Harding, Jr.      President and Director       March 17, 1999
----------------------------
Samuel C. Harding, Jr.